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On May 2, 2013, the Executive Chairman of the Board of Directors of FTI Consulting, Inc. (“FTI Consulting”) distributed the below E-Mail to all employees of FTI Consulting in North and South America.

From: Shaughnessy, Dennis

Sent: Thursday, May 02, 2013 9:37 AM

To: North American Employees; South American Employees

Subject: 2013 FTI Consulting Board of Director Nominees

May 2, 2013

Fellow Colleagues:

On behalf of FTI Consulting, I am pleased to introduce the nine candidates who have been nominated for election to the Board of Directors at the 2013 Annual Meeting of Stockholders on June 5th, 2013.

Our board’s credentials and leadership qualities are instrumental in navigating our path to success. The Nominating and Corporate Governance Committee has assessed their key attributes such as their leadership and management experience, financial expertise, industry knowledge, and global management. They have also assessed the personal characteristics of each candidate including, their demonstrated strength of character and credibility, and their practical judgment and integrity.

We are delighted to share with you the diverse set of qualifications and experiences that our nine nominees bring to FTI Consulting. These impressive nominees offer FTI Consulting critical business, geographic and industry insight as we confront an increasingly complex and dynamic global market. They have held leadership positions at admired professional and financial services companies including, Accenture, McKinsey & Company, Barclays Capital and Goldman Sachs; operated businesses across Europe, Middle East, Africa, and India; and bring deep industry expertise in healthcare, energy and construction to our firm.

We believe that our directors possess the range of business and financial acumen, and the perspectives and understanding of sound corporate governance practices necessary to effectively address our evolving needs and business opportunities.

Below you will find details on for each of this year’s nominees. We encourage you to review their credentials and to remain familiar with these candidates as they play an active day-to-day role in the strategic direction, and ultimate success, of our firm.

Dennis Shaughnessy

Executive Chairman of the Board

2013 Nominees for Director

[Click on name to read more]

Brenda J. Bacon

Director Since: 2006

Ms. Bacon has extensive experience in the healthcare industry and management experience at the executive officer level. She is currently the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996 and now owns and operates 25 senior living communities in five states.

Claudio Costamagna

Director Since: 2012

Mr. Costamagna is currently Chairman of CC e Soci S.r.l., a financial advisory boutique he founded in June 2007. For 18 years until April 2006, Mr. Costamagna served in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from December 2004 to March 2006.

Gerard E. Holthaus

Director Since: 2004

Mr. Holthaus has extensive management experience at the executive officer level with both public and private companies and finance experience. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global Sarl, a private company, and assumed the position of non-executive Chairman of the Board and director of certain affiliated subsidiaries.

Ms. Bacon became President and Chief Executive Officer of Brandywine Senior Living in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer.

Director Qualifications:

•    Business and Management Leadership – Chief Executive Officer of Brandywine Senior Living, the owner and operator of 25 senior living communities

•    Industry and Business Experience – Healthcare sector experience, an important industry focus of FTI Consulting

•    U.S. Governmental and Policy Making Experience in Healthcare Sector – Former cabinet level position under former New Jersey

•    Other Leadership Experience – Director or trustee of healthcare policy making associations and charitable institutions

Mr. Costamagna is currently a director and the Chair of the Human Resources Committee of Luxottica Group S.p.A., a director and member of the Remuneration Committee of DeA Capital S.p.A., a director and member of the Remuneration Committee of IL Sole 24 Ore S.p.A. and a director and Chairman of the Board of Impregilo Group, companies that are listed on the Borsa Italiana Stock Exchange. Mr. Costamagna is a former director of Bulgari SpA and Autogrill S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange.

Director Qualifications:

•    Global Business and Management Leadership – 18-year career at The Goldman Sachs Group, culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from 2004 to 2006

•    Industry and Business Experience – Capital markets, mergers and acquisitions, investment banking, important business and industry focuses of FTI Consulting, as executive of The Goldman Sachs Group, Inc.

•    Geographic Diversity – Experience leading The Goldman Sachs Group’s investment banking division in Europe, the Middle East and Africa

From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. Algeco Scotsman is the leading global provider of modular space solutions. From April 1997 to October 2007, Mr. Holthaus was Chairman, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International, Inc. was a public company prior to its acquisition by Algeco Scotsman.

Mr. Holthaus is a director and non-executive Chairman and a member of the Compensation and Nominating and Corporate Governance Committee s of The Baltimore Life Companies and a director and Chair of the Audit Committee of BakerCorp International, Inc.

Director Qualifications:

•    Global Business, Management and Finance Leadership – Non-Executive Chairman

Denis J. Callaghan

Director Since: 2000

Mr. Callaghan has extensive experience analyzing the insurance and banking industry sectors. He retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research.

Director Qualifications:

•    Business and Management and Finance Leadership – Former director of North American Equity Research of Deutsche Bank Securities, Inc., former director of Equity Research of Alex. Brown & Sons Incorporated and former First Vice President of Paine Webber

•    Industry and Business Experience – Capital markets, mergers and acquisitions, banking and insurance industry experience, important business and industry

•    Outside Public Board Experience – Board experience as Chairman or a director of non-U.S. public and private companies, including current directorships with Luxottica Group S.p.A., DeA Capital S.p.A., and IL Sole 24 Ore S.p.A. and former directorships with Bulgari SpA and Autogrill S.p.A.

•    Outside Private Board Experience – Board experience as Chairman or a director of non-U.S. private companies, including Advanced Accelerator Applications (AAA S.A.), Virgin Group Holding Limited and Virtual Advise SIM CC & Soci

•    Other Leadership Experience – Director or trustee of non-public educational and charitable institutions, including a member of the international advisory council of the Universita L. Bocconi and former executive Chairman and Chief Executive Officer of Algeco Scotsman, former Chairman, Chief Executive Officer and Chief Financial Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman, and former partner of Ernst & Young LLP

•    Industry and Business Experience – Accounting, real estate, construction, banking and professional services sector experience, important industry focuses of FTI Consulting, as a former executive of Algeco Scotsman, Williams Scotsman International, Inc. and MNC Financial, Inc., and as a former partner of Ernst & Young LLP and

•    Outside Private Board and Committee Experience – Non-Executive Chairman of the Boards of Directors of Algeco Scotsman and the Baltimore Life Companies and a director of BakerCorp International, Inc.

•    Other Leadership Experience – Director or trustee of educational and charitable institutions focuses of FTI Consulting, as former executive with Deutsche Bank Securities, Inc., Alex. Brown & Sons Incorporated and Paine Webber

•    Other Leadership Experience – Chairman of the investment committee of a private equity firm

James W. Crownover

Director Since: 2006

Mr. Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in 1998. During his career, he advised leading businesses, governments and institutions, primarily in the energy industry sector. He headed McKinsey’s Southwest practice for many years, and also served as co-

Jack B. Dunn, IV

Director Since: 1992

Mr. Dunn has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. He joined FTI Consulting as its Chief Financial Officer in 1992.

Mr. Dunn is a director and a member of the Compensation/Human Resources and Corporate Governance/Nominating Committees of Pepco Holdings, Inc. Mr. Dunn is a former director of NexCen Brands.

Director Qualifications:

•    Global Business, Management and

Marc Holtzman

Director Since: 2012

In September 2012, Mr. Holtzman joined Meridian Capital (HK) Limited, a private equity firm, as Chairman. Mr. Holtzman also is Executive Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, a position he has held since August 2008 and expects to continue to hold until April 30, 2013. In June 2006, Mr. Holtzman rejoined ABN Amro Bank serving as Executive Vice Chairman of its investment banking division until May 2008, after having previously held various Executive and Non-Executive Vice Chairman positions with the investment banking division of ABN Amro Bank between 1997 and 1998.

Mr. Holtzman serves as a director and member of the Audit Committee of Prospect Global Natural Resources, a director and head of the firm’s worldwide energy practice, working in Asia, Europe and Latin America, as well as in the U.S. In addition, he served as a member of McKinsey’s Board of Directors.

Mr. Crownover is currently a director and a member of the Nominating and Governance, Compensation, and Safety, Health and Environment (Chair) Committees of Chemtura Corporation, a director and member of the Governance (Chair) and Compensation Committees of Weingarten Realty, and Chairman of the Board of Directors of Republic Services, Inc.

Director Qualifications:

•    Global Business and Management Leadership – Former leader of McKinsey & Company’s Southwest practice and worldwide energy practice, working in Asia, Europe and Latin America as well as in the U.S.

•    Industry and Business Experience – 30-year career providing consulting services with McKinsey & Company and energy sector experience, important business and industry focuses of FTI Consulting

Finance Leadership – Current President and Chief Executive Officer and former Chief Financial Officer and Chief Operating Officer of FTI Consulting and former Managing Director and director of Legg Mason Wood Walker, Incorporated

•    Industry and Business Experience – Consulting company, capital markets, investment banking and mergers and acquisitions experience, important FTI Consulting business focuses, as President and Chief Executive Officer of FTI Consulting, Inc. and former Managing Director and director of Legg Mason Wood Walker, Incorporated

•    Outside Public Board and Committee Experience – Director of Pepco Holdings, Inc. and former director of NexCen Brands

•    Other Leadership Experience – Director or trustee of non-public and charitable institutions, including current trustee of Johns Hopkins Medicine member of the Audit Committee of Indus Gas, a director of Bank of Kigali and a director and member of the Audit Committee of Sistema JSFC.

Director Qualifications:

•    Global Business and Management Leadership – Current Chairman of Meridian Capital (HK) Limited, and former Executive Vice Chairman of Barclays Capital, and ABN Amro Bank in the United Kingdom

•    Industry and Business Experience – Capital markets, mergers and acquisitions, investment banking and technology services, important business and industry focuses of FTI Consulting, as an executive of various investment banking groups and as former Secretary of Technology and former Co-Chairman of the Governor’s Commission on Science and Technology for Colorado

•    Geographic Diversity – Extensive experience leading investment banking and capital markets operations in the United Kingdom, Europe and Russia

•    U.S. Governmental and Policy Making Experience in Technology Sector– Former Secretary of Technology for Colorado

•    Outside Public Board and Committee Experience – Chairman of the Board of Republic Services, Inc. and a director of Chemtura Corporation and Weingarten Realty

•    Other Leadership Experience – Former member of Board of Directors of McKinsey & Company and director or trustee of educational and charitable institutions

Sir Vernon Ellis

Director Since: 2012

Sir Vernon Ellis has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010, after holding the position of International Chairman, from January 2001 to December 2007, and Senior Advisor from January 2008 to March 2010, and holding major operational roles prior to 2001. Sir Vernon Ellis has been Chair of the Board of Trustees of the British Council, the United Kingdom’s international cultural relations body, since March 2010. He assumed the position of President of the English National Opera in May 2012, of which he was Chairman from June 2006.

and former Co-Chairman of the Colorado Governor’s Commission on Science and Technology

•    Outside Public Board Experience – Board experience as a director of U.S. and non-U.S. public companies, including Prospect Global Natural Resources, Indus Gas and Bank of Kigali

•    Outside Private Board Experience – Board experience as a director of Kazyna (Kazakhstan) Sovereign Wealth Fund

•    Other Leadership Experience – Director or trustee of non-public educational and charitable institutions

Dennis J. Shaughnessy

Director Since: 1992

Since October 2004, Mr. Shaughnessy has been our Executive Chairman of the Board.

Mr. Shaughnessy is a director and a member of the Compensation, Nominating and Governance, and Risk and Strategy (Chair) Committees of TESSCO Technologies, Inc.

Director Qualifications:

•    Global Business and Management Leadership – 40-year career at Accenture (UK) Limited, culminating as International Chairman from 2001 to 2007

•    Industry and Business Experience – Management and financial consulting, finance and accounting, important business focuses of FTI Consulting, as International Chairman and former executive of Accenture Ltd.

•    Geographic Diversity – Experience leading Accenture Ltd.’s operations in Europe, Middle East, Africa and India throughout the 1990’s and establishing its global corporate citizenship and global foundation activities, as well as developing Accenture’s relationship with the World Economic Forum

•    Quasi-Governmental and Policy Making Experience – Chairman of the British Council building relationships with senior government ministers and leaders of quasi-governmental organizations in the United Kingdom and around the world

•    Outside Private Board Experience – Chairman of private companies, including Martin Randall Travel Ltd. and One Medicare LLP

•    Other Leadership Experience – President of the ENO and director or trustee of non-public arts, educational and charitable institutions

Director Qualifications:

•    Business and Management Leadership – Executive Chairman of the Board of FTI Consulting and former Chief Executive Officer of CRI International, Inc.

•    Industry and Business Experience – Capital markets, mergers and acquisitions and financial transactions experience, important business focuses of FTI Consulting, as Executive Chairman of the Board of FTI Consulting, former Chief Executive Officer of CRI International, Inc. and a former general partner of Grotech Capital Group, Inc.

•    Outside Public Board and Committee Experience – Director of TESSCO Technologies

•    Outside Private Board Experience – Director experience at private companies

•    Other Leadership Experience – Director or trustee of charitable institutions

Additional Information and Where to Find It

In connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), FTI Consulting has filed a definitive proxy statement and a proxy card with the Securities and Exchange Commission (“SEC”) on April 22, 2013. In addition, on or about April 22, 2013, FTI Consulting began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the definitive proxy statement, and began sending a full set of the proxy materials to stockholders who previously requested delivery in paper copy. We urge stockholders to carefully read the definitive proxy statement and proxy card for the Annual Meeting (including any supplements thereto) and any other relevant documents that FTI Consulting may file with the SEC when they become available because they contain important information. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by the Company with the SEC (when they become available) through the web site maintained by the SEC at http://www.sec.gov or through FTI Consulting’s website at http://www.fticonsulting.com.

Certain Information Regarding Participants in the Solicitation

FTI Consulting, its directors, nominees for director and certain officers, employees and other persons may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by FTI Consulting with the SEC in connection with the proxy solicitation.